Exhibit 99.1

Contact:
Marvin (Mickey) S. Goldwasser
Open Solutions Inc.
860.652.3153
mgoldwasser@opensolutions.com

Open Solutions Inc. Announces Plans To Acquire Datawest Solutions Inc.
—Financial Services Provider to Expand Market Presence Internationally —

GLASTONBURY, Conn., August 26, 2004 – Open Solutions Inc. (NASDAQ: OPEN), a provider of integrated data processing technologies for banks and credit unions, today announced that it has reached an agreement with Canadian-based Datawest Solutions Inc. (Datawest) (TSX: DS), a leading provider of core data processing and payment technology solutions in Canada, on the terms of a cash offer by Open Solutions to acquire all of the shares in the capital stock of Datawest for a total cash consideration of CDN$1.23 per Common Share (approximately US$0.95 at current exchange rates) for 29,824,126 Common Shares and CDN$2.60 per Preferred Share (approximately US$2.00 at current exchange rates) for 5,000,000 Preferred Shares. This acquisition, which has been approved by Datawest’s Board of Directors and several major shareholders, is subject to final approval by Datawest’s shareholders. Under the terms of the agreement, this transaction is expected to close in Open Solutions’ fourth quarter, if the conditions to the offer are satisfied. Open Solutions believes that this transaction will enable it to expand its product offerings and market presence into the Canadian and international marketplaces. Open Solutions will operate Datawest through a wholly-owned newly incorporated Canadian subsidiary, and Datawest will continue to be located and operate its Banking Solutions data center in Vancouver and its Payment Solutions data center in Oakville (outside of Toronto).

     Open Solutions and Datawest both serve the financial services marketplace with an emphasis on providing institutions with a distinct technological, service and competitive advantage. While Open Solutions actively serves both the U.S. community banking and credit union industries, Datawest’s core data processing business primarily serves the Canadian credit union marketplace. In addition, Datawest’s payment business manages Canada’s largest ATM network.

     “We believe that the recommended offer by Open Solutions for Datawest will provide us with an excellent opportunity to continue our success in the Canadian marketplace,” said Darryl J. Yea, Datawest Chairman and CEO. “Open Solutions is highly recognized in the financialservices arena and has demonstrated a focused commitment to meeting the technological and service needs of the industry and their clients. Currently, there are very few system options available in Canada that take advantage of the types of open platform technologies that Open Solutions provides. This transaction will allow us to accelerate our promise of investigating and delivering advanced technology, expanded features and new system alternatives to our current and future clients. We are looking forward to joining and working with Open Solutions as we continue to serve the needs of the financial services industry.”

     Open Solutions intends to leverage each company’s strengths and experience to develop additional product offerings, new technologies and applications.

     “We are very pleased to be able to announce today our intention to acquire Datawest Solutions Inc.,” said Open Solutions Chairman and CEO, Louis Hernandez, Jr. “This acquisition will enable our organization to further expand our market presence and extend our reach with in the financial services sector. In all of our acquisitions, we seek to add key strategic organizations that will allow us to meet our long-term strategic goals, complement our own organic growth, culturally fit into our organization and enable us to better serve the financial services industry. Datawest, with a similar business philosophy, product offerings, market vision and a desire to proactively serve the needs of its clients and the marketplace, is clearly such an organization. All of us at Open Solutions are looking forward to welcoming Datawest’s employees and clients into the Open Solutions family.”

About Datawest Solutions Inc.

     Datawest Solutions Inc. provides innovative banking and payment technology solutions. Datawest’s Banking Solutions Group is a principal provider of outsourced banking technology to Canadian credit unions, integrated with advanced phone and Internet Banking solutions and web-based customer relationship management (CRM) and loans origination systems. The Payment Solutions Group manages Canada’s largest ATM network and develops and delivers electronic payment products and services, including fast, secure ATM and POS systems and electronic funds transfer transaction processing, device management and monitoring. Datawest also provides professional services for implementation of banking and payment systems in major financial institutions and other financial services organizations.

     Datawest is a public company traded on the Toronto Stock Exchange under the symbol “DS”. More information can be found on Datawest’s corporate web site at www.datawest.ca.

About Open Solutions Inc.

     Open Solutions Inc. offers a fully featured strategic product platform that integrates core data processing applications, built on a single centralized Oracle® relational database, with Internet banking, cash management, CRM/business intelligence, financial accounting tools, Check 21, imaging, interactive voice response and loan origination solutions. Open Solutions’ full suite of products and services is designed to allow banks, thrifts and credit unions to better compete in today’s aggressive financial services marketplace, and expand and tap their trusted financial relationships, client affinity, community presence and personalized service.

      For more information about Open Solutions, or its financial product line, contact Mickey Goldwasser by email at mgoldwasser@opensolutions.com, by phone at 860.652.3153 or via fax at 860.652.3156. Visit Open Solutions’ Internet site at www.opensolutions.com.

     Open Solutions Inc.® is a registered trademark of Open Solutions Inc. All other company and product names may be trademarks of their respective owners. Copyright (C) 2004 Open Solutions Inc. All rights reserved.

Safe Harbor Statement

     Statements made in this press release that state Open Solutions Inc.’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Open Solutions Inc. undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Open Solutions Inc.’s actual results to differ materially from those projected in such forward-looking statements. For example, we have entered into and may continue to enter into or seek to enter into business combinations and acquisitions which may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention. And, we have limited experience in the operation of our business outside the United States, and, as this acquisition will be our first international acquisition, upon its completion we will face the additional risks associated with managing an international business, and there is no assurance that we will integrate it successfully with our business. Other factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, governmental and technological factors affecting the banking and credit union industry and/or Open Solutions Inc.’s operations, markets, products, services, prices and other factors set forth under the heading “Factors Affecting Future Operating Results” in Open Solutions’ Quarterly Report on Form 10-Q for the three months ended June 30, 2004, as filed with the Securities and Exchange Commission.